Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of 12 ReTech Corporation, a Nevada corporation (the “Company”), each certifies that, to his knowledge, on the date of this certification:

1. The quarterly report of the Company for the period ending September 30, 2019 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

12 ReTech Corporation

Date: November 19, 2019	By:	/s/ Angelo Ponzetta
Angelo Ponzetta

	Its:	Chairman President Chief Executive Officer Secretary (Principal Executive Officer)

Date: November 19, 2019	By:	/s/ Daniele Monteverde
Daniele Monteverde

	Its:	Director Chief Financial Officer (Principal Financial Officer)